CLYDE BAILEY P.C.
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                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's


November 27, 2001

I consent to the use, of my report dated March 2, 2001, in the Form SB-2, on the financial statements of ADM Enterprises Inc., dated January 31, 2001, included herein and to the reference made to me.

I consent to the use, of my report dated April 25, 2001, in the Form SB-2, on the financial statements of ADM Enterprises, (a Sole Proprietorship), dated December 31, 1999, December 31, 2000, and January 4, 2001, included herein and to the reference made to me.



/s/ Clyde Bailey
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    Clyde Bailey